UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2010

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2010, the Bank's Board approved amendments to Article III of the Bank's Bylaws to conform the Bylaws to the Federal Housing Finance Agency's recently adopted regulatory requirements for the Bank to include in its bylaws the procedures the Bank uses for nomination of independent directors and for the Board to annually determine how many of its independent director positions will be designated as public interest positions (provided that the Bank shall at all times have at least two public interest directors). The amendments to Article III also conform the Bylaws to technical changes in the Finance Agency's regulations relating to filling director vacancies. The Bank's Board also approved a technical change to Article V of the Bank's Bylaws. The effective date of these amendments is January 29, 2010.

The foregoing description of the amendments to the Bank's Bylaws is qualified in its entirety by reference to the amended and restated Bank's Bylaws, a marked copy (to show changes from the prior version) of which are attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

	3.1	Amended and Restated Bylaws of the Federal Home Loan Bank of San Francisco, dated January 29, 2010 (marked to show changes from the prior version)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Federal Home Loan Bank of San Francisco

Date: February 4, 2010	By: /s/ Lisa B. MacMillen
Lisa B. MacMillen Executive Vice President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Federal Home Loan Bank of San Francisco, dated January 29, 2010 (marked to show changes from the prior version)